April 4, 2002

Board of Directors
Maxxon Inc.
8908 S. Yale Ave., Suite 409
Tulsa, OK  74137

Re:  Registration Statement on Form SB-2 Maxxon, Inc.


Ladies and Gentlemen:

         I am counsel for Maxxon, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-2 (the

"Registration Statement") as to which this opinion is a part, filed with the

Securities and Exchange commission (the "Commission") on April 4, 2002 for the resale of up to 7,932,333 shares of common stock, $.001 par value, 7,232,333 warrants to purchase common stock and 2,050,000 options to purchase common stock of the Company by selling shareholders (the "Shares").

         In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies of such corporate records and other documents including subscription agreements and consulting agreements and have satisfied myself as to such other matters as I have deemed necessary to enable me to express my opinion hereinafter set forth.

         I have also examined, relied upon, and assumed the accuracy, where appropriate, of the representations and warranties of the Company and the other parties thereto contained in the subscription agreements and consulting agreements as to the matters of fact therein represented. As to certain questions of fact material to the opinions contained herein, I have relied upon the


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representations of each party made in the subscription agreements and consulting agreements and certificates or statements of public officials and officers and agents of the Company, and I have assumed that any certificates or statements of public officials dated earlier date hereof are accurate on the date hereof as of made on such date.

         In my examination of subscription agreements and consulting agreements described above, I have assumed the genuine of all signatures of parties other than the Company, the authenticity of all documents submitted to me as copies.

         With respect to my opinion that the Common Stock, when issued will be validly issued, I have assumed that (i) such Common Stock will be evidenced by appropriate certificates, duly executed and delivered and (ii) the Company will maintain a sufficient number of authorized and unissued shares of Common Stock,

at all times while the Warrants and Options are outstanding, to permit the exercise of said Warrants and Options in accordance with their terms.

         Based upon and subject to the foregoing and the qualifications,

limitations and assumptions set forth herein, it is my opinion that, as of the date hereof:

         The issued Shares covered by the Registration Statement and registered on behalf of the Company, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized,

validly issued, fully paid and nonassessable. The Shares to be issued upon the conversion of certain warrants and options as covered by the Registration

Statement and registered on behalf of the Company, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

        This opinion is rendered only with regard to the matters set out in the paragraph above. No other opinions are intended nor should they be inferred.


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        I am a member of the Bar of the State of Oklahoma. I call

attention to the fact that Maxxon is a Nevada Corporation.

         I hereby consent to the filing of this opinion as an Exhibit to the

Registration Statement and to the reference to this firm under the caption

"Legal Matters" in the prospectus included in the Registration Statement.



Very truly yours,


/s/ Ronald C. Kaufman


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